EXHIBIT 31.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, Jim Fusaro, certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Array Technologies, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Jim Fusaro
Jim Fusaro
Chief Executive Officer (Principal Executive Officer)

Date: April 6, 2022